UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

VERADIGM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the appointment of Mr. Jonathan Sacks to the board of directors (the “Board”) of Veradigm Inc. (the “Company”) as described in Item 5.02 of this Current Report on Form 8-K, the Company and Stonehill Capital Management LLC (“Stonehill”) entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 18, 2025 (the “Effective Date”). According to the Schedule 13D filed by Stonehill on February 21, 2025, Stonehill beneficially owns approximately 19.6% of the outstanding shares of Company common stock, par value $0.01 per share (“Common Stock”).

Pursuant to the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to (i) prepare and file, as soon as reasonably practicable after such time as when the Company has filed all reports and other materials required to be filed under the Exchange Act (as defined below) (“Current Reporting Status”), a “shelf” registration statement with the U.S. Securities and Exchange Commission (the “SEC”) that covers shares of Common Stock beneficially owned by Stonehill prior to or after the Effective Date, including shares of Common Stock issuable upon conversion of the 0.875% Convertible Senior Notes due 2027 of the Company beneficially owned by Stonehill, and (ii) cause such “shelf” registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter. In addition, pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier to occur of (i) the date on which there are no longer any Registrable Securities (as defined in the Registration Rights Agreement) outstanding and (ii) the date on which Stonehill beneficially owns Registrable Securities representing 5% or less of the then-outstanding shares of Common Stock.

Furthermore, if at any time following the Company’s obtaining Current Reporting Status, the Company proposes to register Common Stock for public sale under the U.S. Securities Act of 1933, as amended and the rules and regulations thereunder, or any similar successor statute (the “Securities Act”), the Company must provide notice to Stonehill of such intention, and Stonehill has the right to request that the Company use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Stonehill has so requested to be registered, subject to certain customary exceptions.

In addition, at any time following the Company’s obtaining Current Reporting Status, Stonehill may deliver a written request (the “Demand Request”) to the Company requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended method of disposition thereof (including, but not limited to, an underwritten public offering). Stonehill may deliver a Demand Request to the Company pursuant to the Registration Rights Agreement no more than once in any 12-month period. However, Stonehill is not permitted to deliver a Demand Request to the Company following the Company’s filing of a “shelf” registration that registers Registrable Securities for so long as such “shelf” registration statement remains effective.

The Company and Stonehill also granted one another customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Confidentiality Agreement

In connection with the appointment of Mr. Sacks to the Board, the Company, Mr. Sacks and Stonehill entered into that certain Confidentiality Agreement (the “Confidentiality Agreement”), dated as of the Effective Date. Among other things, the Confidentiality Agreement provides that if the Company holds an annual meeting of stockholders within one year of the Effective Date, the Company must, unless the Board determines that doing so would be inconsistent with its fiduciary duties under applicable law, (i) include Mr. Sacks in its slate of nominees for election as a director of the Company and (ii) list Mr. Sacks in the proxy statement and proxy card for such meeting and recommend that the Company’s stockholders vote in favor of Mr. Sacks.

The foregoing description of the Confidentiality Agreement is qualified in its entirety by reference to the full text of the Confidentiality Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2025, the Board (i) increased the size of the Board from six directors to seven directors and (ii) appointed Mr. Sacks to the Board, effective March 19, 2025. In addition, on March 18, 2025, the Board appointed Mr. Bruce Felt to the Board, effective upon, and to fill the vacancy created by, the resignation of Mr. P. Gregory Garrison from the Board on March 19, 2025. Each of Mr. Sacks and Mr. Felt was appointed in satisfaction of the Company’s obligations under the Cooperation Agreement, dated as of February 20, 2025 (the “Cooperation Agreement”), by and between the Company and Kent Lake PR LLC, a Puerto Rico limited liability company, and to hold office until the Company’s next annual meeting of stockholders. The material terms of the Cooperation Agreement are disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2025.

The Board appointed Mr. Felt to serve as Chair of the Audit Committee of the Board, effective upon his appointment to the Board.

Neither Mr. Sacks nor Mr. Felt is party to any other transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As non-employee directors, each of Messrs. Sacks and Felt will receive a pro rata portion of a $200,000 equity grant, a $60,000 annual cash retainer and a cash committee retainer of $2,500 for each committee on which Messrs. Sacks and Felt may serve in the aggregate.

Item 7.01	Regulation FD Disclosure.

On March 18, 2025, the Company issued a press release announcing the appointments of Messrs. Sacks and Felt to serve as directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1*	Registration Rights Agreement, dated as of March 18, 2025, by and between Veradigm Inc. and Stonehill Capital Management LLC

10.2	Confidentiality Agreement, dated as of March 18, 2025, by and among Veradigm Inc., Jonathan Sacks and Stonehill Capital Management LLC

99.1	Press release issued by Veradigm Inc. on March 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: March 18, 2025

	By:	/s/ Eric Jacobson
	Name:	Eric Jacobson
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary